    As filed with the Securities and Exchange Commission on July 22, 1996.
                            File No. 33-__________


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           CRESCENT BANKING COMPANY
              (Exact Name of Issuer as Specified in its Charter)

          GEORGIA                                                58-1968323
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                        Identification Number)

                    251 HIGHWAY 515, JASPER, GEORGIA  30143
                                (706) 692-2424
   (Address, including zip code, and telephone number of Principal Executive
                                   Offices)

                 1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                           (Full Title of the Plans)

                             J. DONALD BOGGUS, JR.
                            CHIEF EXECUTIVE OFFICER
                           CRESCENT BANKING COMPANY
                                251 HIGHWAY 515
                            JASPER, GEORGIA  30143
                                (706) 692-2424
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:
                               LAURA G. THATCHER
                                 ALSTON & BIRD
                              ONE ATLANTIC CENTER
                          1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424
                           TELEPHONE: (404) 881-7546
                            _______________________

                                                  CALCULATION OF REGISTRATION FEE
=======================================================================================================================

- -----------------------------------------------------------------------------------------------------------------------
                                                          Proposed             Proposed
Title of Securities                Amount to               Maximum             Maximum            Amount of
to be Registered                 be Registered (1)       Offering Price       Aggregate        Registration Fee
                                                          Per Unit (2)      Offering Price
- -----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value       25,000                   $16.00           $400,000.00          $137.93
- ----------------------------------------------------------------------------------------------------------------------

   (1)   This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of the Registrant's 1995 Stock Option Plan for Outside Directors .

   (2)   Estimated, solely for the purpose of calculating the registration fee, as the price of the Registrant's Common Stock and computed, in accordance with Rule 457(h)(1), based upon the average of the high and low prices of the Registrant's Common
         Stock on July 9, 1996.

PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT
- --------  ----------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registrant Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

     (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995, including the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, and the Registrant's Current Report on Form 8-K dated April 25, 1996.

     (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the securities registered hereby has been passed upon by Alston & Bird, Atlanta, Georgia.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As provided under Georgia law, Registrant's Articles of Incorporation provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (a) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

     Under Article Nine of its Bylaws, the Registrant is required indemnify its directors and officers (and may indemnify its other employees and agents) against the obligation to pay judgments, fines, penalties, amounts paid in settlement, and reasonable expenses, including attorney's fees, resulting from any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, if the actions of the party being indemnified met the standards of conduct specified therein. Determination concerning whether or not the applicable standard of conduct has been met (and authorization to indemnify employees and agents) shall be made by (a) the Board of Directors by a majority vote of a quorum consisting of disinterested directors, (b) a majority vote of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by the disinterested shareholders. No indemnification shall be made to or on behalf of a corporate director, officer, employee or agent (i) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable


ITEM 8.  EXHIBITS
     The exhibits included as part of this Registration Statement are as follows:

     Exhibit Number                            Description
     --------------                            -----------

          4.1               Registrant's Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form
                            S-4 dated January 27, 1992, File No. 33-45254 (the "Form S-4")

          4.2               Registrant's Bylaws (incorporated by reference from Exhibit 3.2 to the Form S-4)

           5                Opinion of Counsel

         23.1               Consent of Counsel (included in Exhibit 5)

         23.2               Consent of Mauldin & Jenkins LLC

          24                Power of Attorney (contained in Part II at page II-5)


ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                        (signatures on following page)

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Georgia, on July 18, 1996.

                                      CRESCENT BANKING COMPANY
                                             (Registrant)


                                      By:/s/ J. Donald Boggus, Jr.
                                         -------------------------------
                                         J. Donald Boggus, Jr.
                                         President and Chief Executive Officer


     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints J. Donald Boggus, Jr. and Arthur Howell, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 1996.

          SIGNATURE                          CAPACITY
          ---------                          --------
     /s/ J. Donald Boggus, Jr.      President, Chief Executive                     July 18, 1996
     -------------------------      Officer and Chief Financial
     J. Donald Boggus, Jr.          Officer
                                    (Principal Executive,
                                    Financial and Accounting Officer)

                              (signatures continued on following page)

     /s/ Arthur Howell              Chairman of the Board                          July 18, 1996
     -----------------              of Directors
     Arthur Howell

     /s/ Charles R. Fendley         Director                                       July 18, 1996
     ----------------------
     Charles R. Fendley

     /s/ Michael W. Lowe            Director                                       July 18, 1996
     -------------------
     Michael W. Lowe

     /s/ L. Edmund Rast             Director                                       July 18, 1996
     ------------------
     L. Edmund Rast


     /s/ Harry C. Howard            Director                                       July 18, 1996
     -------------------
     Harry C. Howard



                                                           EXHIBIT INDEX
                                                                TO
                                                REGISTRATION STATEMENT ON FORM S-8


     Exhibit Number                                                      Description
     --------------                                                      -----------

     4.1                     Registrant's Articles of Incorporation (incorporated by refer ence from Exhibit 3.1 to the
                             Registrant's Registration State ment on Form S-4 dated January 27, 1992, File No. 33-45254 (the "Form
                             S-4")

     4.2                     Registrant's Bylaws (incorporated by reference from Exhibit 3.2 to the Form S-4)

      5                      Opinion of Counsel

     23.1                    Consent of Counsel (included in Exhibit 5)

     23.2                    Consent of Mauldin & Jenkins LLC

      24                     Power of Attorney (contained in Part II at page II-5)